Exhibit 99.1

Arcellx Provides Business Highlights and Reports Second Quarter 2022 Financial Results

— Completed upsized follow-on offering of common stock, raising $128.8 million in gross proceeds including full exercise of underwriters’ option to purchase additional shares —

— Presented continued robust long-term responses from its CART-ddBCMA Phase 1 expansion trial being evaluated in patients with r/r MM at the 2022 ASCO Annual Meeting —

— Preclinical results from CART-ddBCMA published in Molecular Cancer Therapeutics —

REDWOOD CITY, Calif., Aug. 15, 2022 /PRNewswire/ — Arcellx, Inc. (NASDAQ: ACLX), a biotechnology company reimagining cell therapy through the development of innovative immunotherapies for patients with cancer and other incurable diseases, today reported business highlights and financial results for the second quarter ended June 30, 2022.

“We are excited about the rapid progress we’ve made since becoming a public company in February of this year,” said Rami Elghandour, Arcellx’s Chairman and Chief Executive Officer. “In the second quarter, we achieved meaningful milestones with the presentation of new clinical data for our lead product candidate, CART-ddBCMA, during an oral presentation at ASCO; strengthened our balance sheet with a successful follow-on offering, raising gross proceeds of $128.8 million; dosed our first patient in ACLX-001, our Phase 1 study utilizing our Arc-SparX technology; and expanded our management team and Board of Directors with exceptional professionals adding to the diversity of our team. In the second half of this year, we look forward to presenting an encore presentation of our CART-ddBCMA Phase 1 study at ESMO, initiating our Phase 2 pivotal CART-ddBCMA (iMMagine) trial in patients with relapsed or refractory multiple myeloma (r/r MM), presenting longer-term patient data from our Phase 1 CART-ddBCMA expansion trial in r/r MM, and initiating our Phase 1 ARC-SparX clinical trial of ACLX-002 in patients with acute myeloid leukemia and high-risk myelodysplastic syndrome. We’re committed to establishing Arcellx as a leading cell therapy organization by continuing to scale our business, advancing our novel platform to help as many patients as possible, and attracting and retaining exceptional talent.”

Recent Business Highlights

Completed upsized public offering of common stock and underwriters’ full exercise of option to purchase additional shares. On June 21, 2022, Arcellx announced the closing of its upsized public offering of 8,050,000 shares of common stock, which included the full exercise by the underwriters of their option to purchase an additional 1,050,000 shares of common stock, at a price to the public of $16.00 per share. The aggregate gross proceeds raised in the offering were $128.8 million, before deducting underwriting discounts and commissions and offering expenses, payable by Arcellx. All shares in the offering were offered by Arcellx.

Appointed Maryam Abdul-Kareem as General Counsel. On June 21, 2022, Arcellx appointed Maryam Abdul-Kareem as General Counsel. Ms. Abdul-Kareem brings extensive legal and business expertise in the biopharmaceutical industry, including serving in senior positions at Kinnate Biopharma and AstraZeneca. At Arcellx, she will oversee a broad spectrum of legal, contracts, and compliance matters.

Presented continued robust long-term responses from lead product candidate, CART-ddBCMA, being evaluated in a Phase 1 expansion trial in patients with relapsed or refractory multiple myeloma at the 2022 ASCO Annual Meeting. On June 3, 2022, Arcellx presented new clinical data from its ongoing Phase 1 expansion study of its novel, autologous, CART-ddBCMA therapy for the treatment of patients with r/r MM during an oral presentation at the 2022 American Society of Clinical Oncology Annual Meeting. The data demonstrated 100% ORR; deep and durable responses were observed in patients with poor prognostic factors. Overall, 22 of 31 (71%) evaluable patients reached CR/sCR. Of the 16 patients who have had their 12-month follow-up visit, including 8 patients (50%) who have EMD, 13 (81%) have reached CR/sCR with 9 patients (56%) remaining in ongoing response with a median follow up of 17.7 months. No cases of Grade ≥3 CRS and no delayed neurotoxicity or parkinsonian-like events were observed at the recommended Phase 2 dose of 100 million CAR+ cells (n=25).

Preclinical results from CART-ddBCMA published in Molecular Cancer Therapeutics. In June 2022, Arcellx’s preclinical results for its CART-ddBCMA candidate were published in Molecular Cancer Therapeutics in an article entitled, “Preclinical efficacy of BCMA-directed CAR T cells incorporating a novel D Domain antigen recognition domain.” This report demonstrated that ddBCMA CAR T cells cocultured with BCMA-positive cell lines showed highly potent, dose-dependent in vitro measures of cytotoxicity, cytokine production, T-cell degranulation, and T-cell proliferation as well as in vivo tumor suppression in three disseminated BCMA-expressing tumor models. The full online publication can be accessed here.

Appointed Michelle Gilson as Chief Financial Officer. On May 23, 2022, Arcellx announced the appointment of Michelle Gilson as Chief Financial Officer. Ms. Gilson joins Arcellx from Canaccord Genuity, where most recently she served as Managing Director and Senior Equity Research Analyst covering biotechnology companies. Ms. Gilson will oversee the company’s finance function and will play a key role in overall corporate strategy.

Expanded Board of Directors with the appointment of Olivia Ware. On May 16, 2022, Arcellx expanded its Board of Directors with the appointment of Olivia Ware. Ms. Ware, a successful executive, brings a wealth of knowledge with more than 20 years of experience in biotech and pharmaceutical drug development, commercialization, and healthcare management.

Second Quarter 2022 Financial Highlights

Cash, cash equivalents, and marketable securities:

As of June 30, 2022, Arcellx had cash, cash equivalents, and marketable securities of $307.0 million, which is anticipated to fund its operations for at least the next twelve months.

R&D expenses:

Research and development expenses were $23.4 million and $12.6 million for the quarters ended June 30, 2022 and 2021, respectively, an increase of $10.8 million. This increase was driven by higher external costs associated with the advancement of our CART-ddBCMA clinical program, preclinical development of our other pipeline candidates, and increased headcount.

G&A expenses:

General and administrative expenses were $9.2 million and $3.3 million for the quarters ended June 30, 2022 and 2021, respectively, an increase of $5.9 million. This increase was driven by increased headcount, and costs to operate as a public company during the three months ended June 30, 2022 as compared to the same period in 2021, including professional fees related to consulting and accounting, audit and legal services.

Net loss:

Net loss was $32.1 million and $15.9 million for the quarters ended June 30, 2022 and 2021, respectively.

About Arcellx, Inc.

Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx’s mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. Arcellx’s lead product candidate, CART-ddBCMA, is being developed for the treatment of relapsed or refractory multiple myeloma (r/r MM) in an ongoing Phase 1 study. CART-ddBCMA has been granted Fast Track, Orphan Drug, and Regenerative Medicine Advanced Therapy designations by the U.S. Food and Drug Administration.

Arcellx is also advancing its dosable and controllable CAR-T therapy, ARC-SparX, through two programs: a Phase 1 study of ACLX-001 for r/r MM, initiated in the second quarter of 2022; and ACLX-002 in relapsed or refractory acute myeloid leukemia and high-risk myelodysplastic syndrome, expected to enter the clinic in the second half of 2022.

Visit www.arcellx.com for more information.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements, including Arcellx’s expectations regarding the timing and outcomes of clinical trials for its product candidates and publication of related data, the potential impact of its product candidates and platforms on patients and cell therapy, the timing of achievement of its milestones, its ability to fund operations, and the sufficiency of cash, cash equivalents and marketable securities. The forward-looking statements contained herein are based upon Arcellx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including risks that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q and other documents that Arcellx files from time to time with the Securities and Exchange Commission.

These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ARCELLX, INC.

SELECTED CONSOLIDATED BALANCE SHEET DATA

(unaudited)

(in thousands)

	June 30, 2022	December 31, 2021
Cash, cash equivalents, and marketable securities	$306,986	$104,617
Total assets	375,326	128,782
Total liabilities	59,370	16,918
Redeemable convertible preferred stock	—	233,379
Total stockholders’ equity (deficit)	315,956	(121,515)

ARCELLX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30.
	2022	2021	2022	2021
Revenue	$—	$—	$—	$—
Operating expenses:
Research and development	23,402	12,643	47,802	21,164
General and administrative	9,207	3,285	17,241	6,046

Total operating expenses	32,609	15,928	65,043	27,210

Loss from operations	(32,609)	(15,928)	(65,043)	(27,210)
Other income, net	518	1	567	2

Net loss	(32,091)	(15,927)	(64,476)	(27,208)
Other comprehensive Loss:
Unrealized loss on marketable securities	218	—	242	—

Comprehensive loss	$(32,309)	$(15,927)	$(64,718)	$(27,208)

Net loss per share attributable to common stockholders—basic and diluted	$(0.88)	$(36.42)	$(2.24)	$(70.20)

Weighted-average common shares outstanding—basic and diluted	36,609,772	437,258	28,729,029	387,556

Investor Contact:

Myesha Lacy

Arcellx, Inc.

ir@arcellx.com

510-418-2412

Media Contact

Andrea Cohen

Sam Brown Inc.

andreacohen@sambrown.com

917-209-7163